Exhibit 99.3

AUDITED FINANCIAL STATEMENTS OF
GREAT LAKES GAS TRANSMISSION LIMITED PARTNERSHIP

Report of Independent Registered Public Accounting Firm

The Partners and Management Committee
Great Lakes Gas Transmission Limited Partnership:

We have audited the accompanying consolidated balance sheets of Great Lakes Gas Transmission Limited Partnership and subsidiary (Partnership) as of December 31, 2006 and 2005, and the related consolidated statements of income and partners’ capital and cash flows for each of the years in the three-year period ended December 31, 2006. These consolidated financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Partnership as of December 31, 2006 and 2005, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

Detroit, Michigan

January 23, 2007

Consolidated Statements of Income and Partners’ Capital

Years Ended December 31

(Thousands of Dollars)

	2006	2005	2004

Transportation Revenues
Affiliated Revenues	$161,605	173,796	185,391
Non Affiliated Revenues	110,652	106,947	98,936
	272,257	280,743	284,327
Operating Expenses
Operation and Maintenance	34,083	41,312	34,723
Depreciation	57,612	57,693	57,756
Income Taxes Payable by Partners	44,076	43,253	47,058
Property and Other Taxes	25,965	26,756	23,265
	161,736	169,014	162,802

Operating Income	110,521	111,729	121,525

Other Income (Expense)
Interest on Long Term Debt	(35,970)	(36,844)	(37,718)
Other, Net	3,723	1,917	1,373
	(32,247)	(34,927)	(36,345)

Net Income	$78,274	76,802	85,180

Partners’ Capital
Balance at Beginning of Year	$376,713	420,501	452,007
Contributions by General Partners	—	30,976	29,398
Net Income	78,274	76,802	85,180
Current Income Taxes Payable by Partners Charged to Earnings	39,259	33,237	31,536
Distributions to Partners	(132,099)	(184,803)	(177,620)

Balance at End of Year	$362,147	376,713	420,501

The accompanying notes are an integral part of these statements.

Consolidated Balance Sheets

As of December 31

(Thousands of Dollars)

	2006	2005

ASSETS

Current Assets
Cash and Cash Equivalents	$78,368	59,280
Accounts Receivable (net of allowance of $1,000 in 2006 and $1,200 in 2005)	16,327	33,804
Receivable from Affiliates	18,954	16,721
Materials and Supplies, at Average Cost	10,908	9,664
Prepayments	4,286	2,746
Other	310	361
	129,153	122,576
Gas Utility Plant
Property, Plant and Equipment	2,038,123	2,025,196
Less Accumulated Depreciation	1,030,059	970,737
	1,008,064	1,054,459

	$1,137,217	1,177,035

LIABILITIES & PARTNERS’ CAPITAL

Current Liabilities
Current Maturities of Long Term Debt	$10,000	10,000
Accounts Payable	16,306	30,671
Payable to Affiliates	2,362	4,755
Property Taxes	17,793	19,149
Other Non Income Taxes	3,939	5,299
Accrued Interest	9,289	9,435
Other	4,136	3,976
	63,825	83,285

Long Term Debt	440,000	450,000

Other Liabilities
Amounts Equivalent to Deferred Income Taxes	270,515	266,192
Other	730	845
	271,245	267,037

Partners’ Capital	362,147	376,713

	$1,137,217	1,177,035

The accompanying notes are an integral part of these statements.

Consolidated Statements of Cash Flows

Years Ended December 31

(Thousands of Dollars)

	2006	2005	2004

Cash Flow Increase (Decrease) from:

Operating Activities
Net Income	$78,274	76,802	85,180
Adjustments to Reconcile Net Income to Operating Cash Flows:
Depreciation	57,612	57,693	57,756
Amounts Equivalent to Deferred Income Taxes	4,323	9,233	15,678
Allowance for Funds Used During Construction	(386)	(135)	(157)
Changes in Current Assets and Liabilities:
Accounts Receivable	17,477	(2,516)	(15,848)
Receivable from Affiliates	(2,233)	(3,872)	6,458
Accounts Payable	(14,365)	5,675	11,957
Payable to Affiliates	(2,393)	1,767	1,177
Property and Other Non Income Taxes	(2,716)	341	(970)
Other	(2,834)	1,950	(3,076)
	132,759	146,938	158,155

Investing Activities
Investment in Utility Plant	(18,953)	(16,102)	(15,136)
Insurance Proceeds	8,122	—	2,545
	(10,831)	(16,102)	(12,591)

Financing Activities
Repayment of Long Term Debt	(10,000)	(10,000)	(10,000)
Contributions by General Partners	—	30,976	29,398
Current Income Taxes Payable by Partners Charged to Earnings	39,259	33,237	31,536
Distribution to Partners	(132,099)	(184,803)	(177,620)
	(102,840)	(130,590)	(126,686)

Change in Cash and Cash Equivalents	19,088	246	18,878

Cash and Cash Equivalents:

Beginning of Year	59,280	59,034	40,156

End of Year	$78,368	59,280	59,034

Supplemental Disclosure of Cash Flow Information Cash Paid During the Year for Interest
(Net of Amounts Capitalized of $153, $47 and $48, Respectively)	$36,132	37,018	37,903

The accompanying notes are an integral part of these statements.

Notes to Consolidated Financial Statements

1 Organization and Management

Great Lakes Gas Transmission Limited Partnership (Partnership) is a Delaware limited partnership that owns and operates an interstate natural gas pipeline system.  The Partnership transports natural gas for delivery to wholesale customers in the midwestern and northeastern United States and eastern Canada.   The partners, their parent companies, and partnership ownership percentages at December 31 are as follows:

	Ownership %
Partner (Parent Company)	2006	2005
General Partners:
El Paso Great Lakes Company, LLC (El Paso Corporation)	46.45	46.60
TransCanada GL, Inc. (TransCanada PipeLines Ltd.)	46.45	46.60

Limited Partner:
Great Lakes Gas Transmission Company (TransCanada PipeLines Ltd. and El Paso Corporation)	7.10	6.80

The day-to-day operation of Partnership activities is the responsibility of Great Lakes Gas Transmission Company (Company), which is reimbursed for its employee salaries, benefits and other expenses, pursuant to the Partnership’s Operating Agreement with the Company.

On December 22, 2006, TC PipeLines, LP and TransCanada Corporation announced the purchase of El Paso’s 46.45% ownership interest in the Partnership and 50% interest in the Company, respectively.  The acquisition is subject to regulatory approvals and is expected to close in the first quarter of 2007.  The impact, if any, of this transaction on the Partnership’s consolidated financial statements has not been determined.

2 Summary of Significant Accounting Policies

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of the Partnership and GLGT Aviation Company, a wholly owned subsidiary.  GLGT Aviation Company owns a fractional interest in a transport aircraft used principally for pipeline operations.  Intercompany amounts have been eliminated.

For purposes of reporting cash flows, the Partnership considers all liquid investments with original maturities of three months or less to be cash equivalents.

The fair value of long term debt is discussed in footnote 4.  All other financial instruments approximate fair value due to the short maturity of these instruments.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions that affect the amounts reported as assets, liabilities, revenues and expenses and the disclosures in these financial statements.  Actual results can, and often do, differ from those estimates.

Regulation

The Partnership is subject to the rules, regulations and accounting procedures of the Federal Energy Regulatory Commission (FERC).  The Partnership’s accounting policies follow regulatory accounting principles prescribed under Statement of Financial Accounting Standards (SFAS) No. 71, Accounting for the Effects of Certain Types of Regulation.  Regulatory assets and liabilities have been established and represent probable future revenue or expense which will be recovered from or refunded to customers.

Revenue and Accounts Receivable

The Partnership recognizes transportation revenues in the period the service is provided based on transportation service contracts under a tariff regulated by the FERC.  The tariff specifies maximum transportation rates and the contracts’ general terms and conditions of service.

Accounts receivable are reported at the invoiced amount.  The Partnership establishes an allowance for losses on accounts receivable if it is determined that all or a portion of the outstanding balance will not be collected.  The Partnership also considers historical industry data and customer credit trends.  Account balances are charged against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Natural Gas Imbalances

Natural gas imbalances occur when the actual amount of natural gas delivered or received differs from the scheduled amount of natural gas delivered or received.  The Partnership values these imbalances due to or from customers and interconnecting pipelines at current index prices.  Imbalances are made up in kind, in accordance with the terms of the tariff.

Imbalances due from others are reported on the consolidated balance sheet as either accounts receivable or receivable from Partners and their affiliated companies.  Imbalances owed to others are reported on the consolidated balance sheet as either accounts payable or payable to Partners and their affiliated companies.  Imbalances are expected to settle within a year.

Gas Utility Plant and Depreciation

Gas utility plant is stated at cost and includes certain administrative and general expenses, plus an allowance for funds used during construction.  The Partnership capitalizes major units of property replacements or improvements and expenses minor items.  The cost of plant retired is charged to accumulated depreciation.  Depreciation of gas utility plant is computed using the straight-line method.  The Partnership’s principal operating assets are depreciated at an annual rate of 2.75%.

The allowance for funds used during construction represents the debt and equity costs of capital funds applicable to utility plant under construction, calculated in accordance with a uniform formula prescribed by the FERC.  The rates used were 10.37%, 10.50% and 10.49% for years 2006, 2005, and 2004, respectively.

Asset Retirement Obligations

In the fourth quarter of 2005, the Partnership adopted Financial Accounting Standards Board Interpretation (FIN) No. 47, Accounting for Conditional Asset Retirement Obligations.  FIN No. 47 requires companies to record a liability for those asset retirement obligations in which the timing or amount of settlement of the obligations are uncertain.  These conditional obligations were not addressed by SFAS No 143, Accounting for Asset Retirement Obligations, which the Partnership adopted on January 1, 2003.  FIN No. 47 requires accrual of a liability when a range of scenarios indicates that the potential timing or settlement amounts of conditional asset retirement obligations can be determined.  The Partnership has asset retirement obligations if it were to permanently retire all or part of the pipeline system; however, the amount of asset retirement obligations cannot be reasonably estimated because the end of the pipeline system life is not determinable with the degree of accuracy necessary to currently establish a liability for the obligation.

Accounting for Pipeline Integrity Costs

Prior to January 1, 2006, the Partnership capitalized certain costs incurred related to its pipeline integrity assessment programs as part of Property, Plant and Equipment.  In June 2005, the FERC issued an order on Accounting for Pipeline Assessment Costs which generally requires pipeline inspections and assessments incurred after January 1, 2006 to be expensed.  The partnership expensed $2,400,000 of pipeline integrity costs in 2006.

Uncertain Income Tax Positions

In July 2006, the Financial Accounting Standards Board (FASB) issued FIN 48, “Accounting for Uncertainty in Income Taxes.”  FIN 48 prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain income tax positions taken or expected to be taken on a tax return.  FIN 48 also requires significant new annual disclosures.  FIN 48 is effective beginning January 1, 2007.  The Partnership is currently determining the effect of FIN 48 on the consolidated financial statements but does not expect it to have a material impact.

Fair Value Measurements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”, which provides guidance on measuring the fair value of assets and liabilities in the financial statements. This standard is effective in 2008.  The Partnership is currently evaluating the impact of SFAS No. 157, if any, on the consolidated financial statements.

Income Taxes

The Partnership’s tariff includes an allowance for income taxes, which the FERC requires the Partnership to record as if it were a corporation.   Income taxes are deducted in the Consolidated Statements of Income and the current portion of income taxes is returned to partners’ capital.  Recorded current income taxes are distributed to partners based on their ownership percentages.

Amounts equivalent to deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases at currently enacted income tax rates.

3 Affiliated Company Transactions

Affiliated company amounts included in the Partnership’s consolidated financial statements, not otherwise disclosed, are as follows:

	(In Thousands)
	2006	2005	2004

Transportation revenues:
TransCanada PipeLines Limited and affiliates	$150,067	156,561	164,810
El Paso Corporation and affiliates	11,538	17,235	20,581

Affiliated transportation revenues are primarily provided under fixed priced contracts with remaining terms ranging from 1 to 10 years.

The Partnership reimburses the Company for salaries, benefits and other incurred expenses.  Benefits include pension, savings plan, and other post-retirement benefits.  Operating expenses charged by the Company in 2006, 2005 and 2004 were $16,056,000, $18,636,000 and $17,388,000, respectively.

The Company makes contributions for eligible employees of the Company to a voluntary defined contribution plan sponsored by El Paso Corporation.   The Company’s contributions, which are based on matching employee contributions, amounted to $592,000, $1,008,000, and $475,000 in 2006, 2005 and 2004, respectively.

The Company participates in a cash balance pension plan sponsored by El Paso Corporation and a post-retirement plan.  The Company accounts for pension and post-retirement benefits on an accrual basis.  The net expense (income) for each of the plans is as follows:

	(In Thousands)
	2006	2005	2004
Pension	$(2,186)	(297)	(743)
Post-Retirement	151	179	202

4 Debt

	(In Thousands)
	2006	2005
Senior Notes, unsecured, interest due semiannually, principal due as follows:
8.74% series, due 2007 to 2011	$50,000	60,000
9.09% series, due 2012 to 2021	100,000	100,000
6.73% series, due 2009 to 2018	90,000	90,000
6.95% series, due 2019 to 2028	110,000	110,000
8.08% series, due 2021 to 2030	100,000	100,000
	450,000	460,000
Less current maturities	10,000	10,000

Total long term debt less current maturities	$440,000	450,000

The aggregate estimated fair value of long term debt was $516,698,000 and $547,433,000 for 2006 and 2005, respectively.  The fair value is determined using discounted cash flows based on the Partnership’s estimated current interest rates for similar debt.

The aggregate annual required repayments of Senior Notes is $10,000,000 in 2007 and 2008 and $19,000,000 for each year 2009 through 2011.

Under the most restrictive covenants in the Senior Note Agreements, approximately $242,000,000 of partners’ capital is restricted as to distributions as of December 31, 2006.

5 Income Taxes Payable by Partners

Income taxes payable by partners for the years ended December 31, 2006, 2005 and 2004 consists of:

	(In Thousands)
	2006	2005	2004
Current
Federal	$37,579	31,815	30,187
State	1,680	1,422	1,349
	39,259	33,237	31,536

Deferred
Federal	4,611	9,588	14,833
State	206	428	689
	4,817	10,016	15,522
	$44,076	43,253	47,058

Income taxes payable by partners differs from the statutory rate of 35% due to the amortization of excess deferred taxes along with the effects of state and local taxes.  The Partnership was required by FERC to amortize excess deferred taxes which had previously been accumulated at tax rates in excess of current statutory rates.  Such amortization reduced income taxes payable by partners by $575,000 in 2004.  These excess deferred taxes were fully amortized at December 31, 2004.

The deferred tax assets and deferred tax liabilities as of December 31, 2006 and 2005 are as follows:

	(In Thousands)
	2006	2005
Deferred tax assets - other	$4,924	4,674
Deferred tax liabilities - utility plant	(258,537)	(254,752)
Deferred tax liabilities - other	(16,902)	(16,114)
Net deferred tax liability	$(270,515)	(266,192)

As of December 31, 2006 and 2005, no valuation allowance is required.